Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2015, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 10, 2015.

FOR IMMEDIATE RELEASE

Investor Inquiries	Media Inquiries
Brittany Schmelz	Andrea Simpson
Investor Relations	Director, Marketing
301/998-8265	617/684-1511
bschmelz@federalrealty.com	asimpson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES THIRD QUARTER 2015 OPERATING RESULTS

ROCKVILLE, Md. (November 4, 2015) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2015. Highlights of the quarter and recent activity include:

•	Generated FFO of $1.36 per diluted share for the quarter, an increase of 10.6% over third quarter 2014.

•	Signed leases for 478,411 sf of comparable space and achieved cash basis rollover growth on comparable spaces of 19%.

•	Generated same center property operating income growth of 4.2% (or 2.0% when properties under redevelopment are excluded).

•	Completed leasing of the first phase of Assembly Row and commenced leasing of Pallas, the 319 unit high rise residential building at Pike & Rose.

•	100% preleased 500 Santana Row, a 234,500 sf office building scheduled to deliver in late 2016.

•	Subsequent to quarter end, acquired an 85% interest in the Shops at Sunset Place in South Miami based on a total value of $110.2 million.

•	Subsequent to quarter end, received bankruptcy court approval to acquire three of our A&P leases totaling 184,000 sf with an average in-place minimum rent of $11.64 psf.

•	Increased FFO per diluted share guidance for 2015 to a range of $5.30 to $5.33.

•	Provided initial 2016 FFO per diluted share guidance of $5.65 to $5.71.

“We are pleased to deliver another record quarter of bottom line results while we continue to invest in the future” commented Donald C. Wood, President and Chief Executive Officer of Federal Realty. “With the value creation we are delivering in our mixed-use developments and the redevelopments of our existing assets, the continued strong leasing rollover in our core portfolio and the acquisitions of leases and assets that present compelling value creation opportunities, we are well under way to achieving our long term plan.”

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2015 OPERATING RESULTS
November 4, 2015

Financial Results
In the third quarter 2015, Federal Realty generated funds from operations available for common shareholders (FFO) of $95.2 million, or $1.36 per diluted share. This compares to FFO of $84.5 million, or $1.23 per diluted share, in third quarter 2014. For the nine months ended September 30, 2015, FFO was $256.4 million, or $3.68 per diluted share, compared to $249.9 million, or $3.66 per diluted share for the same nine month period in 2014. Excluding early extinguishment of debt, for the nine months ended September 30, 2015, Federal Realty reported FFO of $275.4 million, or $3.95 per diluted share.

Net income available for common shareholders was $52.3 million and earnings per diluted share was $0.75 for third quarter 2015, versus $46.9 million and $0.69, respectively, for third quarter 2014. Year-to-date, Federal Realty reported net income available for common shareholders of $141.9 million and earnings per diluted share of $2.05. This compares to net income available for common shareholders of $129.0 million and earnings per diluted share of $1.91 for the nine months ended September 30, 2014.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
In third quarter 2015, same-center property operating income increased 4.2% over the prior year when including properties that are being redeveloped and 2.0% when excluding those properties.

The overall portfolio was 95.5% leased as of September 30, 2015, compared to 95.7% on June 30, 2015 and 95.6% on September 30, 2014. Federal Realty’s same center portfolio was 96.0% leased on September 30, 2015, compared to 96.2% leased on June 30, 2015 and 96.3% on September 30, 2014.

During third quarter 2015, Federal Realty signed 95 leases for 560,884 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 478,411 square feet at an average cash basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 19%. The average contractual rent on this comparable space for the first year of the new leases is $26.98 per square foot compared to the average contractual rent of $22.69 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 33% for third quarter 2015. As of September 30, 2015, Federal Realty’s average contractual, cash basis minimum rent for retail and commercial space in its portfolio was $26.01 per square foot.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2015 OPERATING RESULTS
November 4, 2015

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees declared a regular quarterly cash dividend of $0.94 per share, resulting in an indicated annual rate of $3.76 per share. The regular common dividend will be payable on January 15, 2016 to common shareholders of record as of January 4, 2016.

Summary of Other Quarterly Activities and Recent Developments

•	August 3, 2015 - Federal Realty repaid at par $147 million of mortgage loans due November 2015, with an average interest rate of 7.9%.

•
September 8, 2015 - Federal Realty announced that Splunk Inc. (NASDAQ: SPLK) executed a long-term lease for 100% of the Trust's 500 Santana Row, a 234,500 square foot, Class-A office building under construction at Santana Row on Winchester Boulevard and Olsen Drive.

•
September 28, 2015 - Federal Realty closed on the public offering of $250 million aggregate principal amount of 2.55% senior unsecured notes due January 15, 2021. The notes were offered at 99.771% of the principal amount with a yield to maturity of 2.597%.

•
October 1, 2015 - Federal Realty acquired an 85% interest in The Shops at Sunset Place, a 515,000-square-foot mixed-use center in South Miami, Florida, based on a gross value of $110.2 million. The transaction includes the assumption of an existing $70.8 million mortgage with an interest rate of 5.6 percent and maturity date of September 2020.

Guidance
Federal Realty increased its guidance for 2015 FFO per diluted share excluding early extinguishment of debt to a range of $5.30 to $5.33 and 2015 earnings per diluted share guidance to a range of $2.79 to $2.82. In addition, Federal Realty provided initial 2016 FFO per diluted share guidance of $5.65 to $5.71 and 2016 earnings per diluted share guidance of $3.12 to $3.18.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its third quarter 2015 earnings conference call, which is scheduled for November 5, 2015, at 11 a.m. Eastern Standard Time. To participate, please call (877) 445-3230 five to ten minutes prior to the call start time and use the passcode 63994089 (required). Federal Realty will also provide an online webcast on the Company’s web site, http://www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through November 12, 2015, by dialing (855) 859-2056 and using the passcode 63994089.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, our mission is to deliver long term, sustainable growth through investing in

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2015 OPERATING RESULTS
November 4, 2015

densely populated, affluent communities where retail demand exceeds supply. Our expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty’s 90 properties include over 2,700 tenants, in approximately 21 million square feet, and over 1500 residential units.

Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 48 consecutive years, the longest record in the REIT industry. Federal Realty shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.FederalRealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2015, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 10, 2015.

Federal Realty Investment Trust
Summarized Income Statements
September 30, 2015
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$181,562	$166,112	$538,612	$494,688
Other property income	2,479	3,622	9,364	11,347
Mortgage interest income	1,211	1,204	3,529	3,678
Total revenue	185,252	170,938	551,505	509,713
Expenses
Rental expenses	34,439	31,908	108,501	100,443
Real estate taxes	21,804	20,374	62,865	58,238
General and administrative	9,374	8,374	27,526	24,202
Depreciation and amortization	43,718	42,660	128,373	127,403
Total operating expenses	109,335	103,316	327,265	310,286
Operating income	75,917	67,622	224,240	199,427
Other interest income	6	2	109	45
Interest expense	(21,733)	(23,422)	(69,346)	(69,772)
Early extinguishment of debt	—	—	(19,072)	—
Income from real estate partnerships	360	446	986	909
Income from continuing operations	54,550	44,648	136,917	130,609
Gain on sale of real estate	—	4,401	11,509	4,401
Net income	54,550	49,049	148,426	135,010
Net income attributable to noncontrolling interests	(2,103)	(1,974)	(6,161)	(5,637)
Net income attributable to the Trust	52,447	47,075	142,265	129,373
Dividends on preferred shares	(136)	(136)	(406)	(406)
Net income available for common shareholders	$52,311	$46,939	$141,859	$128,967

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.75	$0.62	$1.89	$1.84
Gain on sale of real estate	—	0.07	0.17	0.07
	$0.75	$0.69	$2.06	$1.91

Weighted average number of common shares, basic	69,006	67,559	68,637	67,095

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.75	$0.62	$1.88	$1.84
Gain on sale of real estate	—	0.07	0.17	0.07
	$0.75	$0.69	$2.05	$1.91

Weighted average number of common shares, diluted	69,181	67,732	68,821	67,261

Federal Realty Investment Trust
Summarized Balance Sheets
September 30, 2015
	September 30,	December 31,
	2015	2014
	(in thousands)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $365,318 and $282,303 of consolidated variable interest entities, respectively)	$5,423,981	$5,128,757
Construction-in-progress	492,865	480,241
	5,916,846	5,608,998
Less accumulated depreciation and amortization (including $32,566 and $26,618 of consolidated variable interest entities, respectively)	(1,546,176)	(1,467,050)
Net real estate	4,370,670	4,141,948
Cash and cash equivalents	12,864	47,951
Accounts and notes receivable, net	112,267	93,291
Mortgage notes receivable, net	41,250	50,988
Investment in real estate partnerships	41,329	37,457
Prepaid expenses and other assets	205,423	175,235
TOTAL ASSETS	$4,783,803	$4,546,870

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages and capital lease obligations (including $178,811 and $187,632 of consolidated variable interest entities, respectively)	$498,498	$635,345
Notes payable	290,207	290,519
Senior notes and debentures	1,744,120	1,483,813
Accounts payable and other liabilities	352,231	325,584
Total liabilities	2,885,056	2,735,261
Redeemable noncontrolling interests	121,172	119,053
Shareholders' equity
Preferred shares	9,997	9,997
Common shares and other shareholders' equity	1,655,707	1,594,404
Total shareholders' equity of the Trust	1,665,704	1,604,401
Noncontrolling interests	111,871	88,155
Total shareholders' equity	1,777,575	1,692,556
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,783,803	$4,546,870

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
September 30, 2015
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$54,550	$49,049	$148,426	$135,010
Net income attributable to noncontrolling interests	(2,103)	(1,974)	(6,161)	(5,637)
Gain on sale of real estate	—	(4,401)	(11,509)	(4,401)
Depreciation and amortization of real estate assets	38,251	37,964	112,595	114,012
Amortization of initial direct costs of leases	3,689	3,193	10,805	8,971
Depreciation of joint venture real estate assets	352	352	1,018	1,202
Funds from operations	94,739	84,183	255,174	249,157
Dividends on preferred shares	(136)	(136)	(406)	(406)
Income attributable to operating partnership units	879	798	2,520	2,229
Income attributable to unvested shares	(325)	(378)	(899)	(1,128)
FFO	$95,157	$84,467	$256,389	$249,852
Early extinguishment of debt, net of allocation to unvested shares	—	—	19,006	—
FFO excluding early extinguishment of debt	$95,157	$84,467	$275,395	$249,852
Weighted average number of common shares, diluted	70,115	68,649	69,761	68,179

FFO per diluted share	$1.36	$1.23	$3.68	$3.66

FFO excluding early extinguishment of debt, per diluted share	$1.36	$1.23	$3.95	$3.66

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$51,847	$70,270	$180,475	$222,558
Tenant improvements and incentives	4,943	7,353	15,729	21,576
Total non-maintenance capital expenditures	56,790	77,623	196,204	244,134
Maintenance capital expenditures	4,220	4,372	9,309	9,527
Total capital expenditures	$61,010	$81,995	$205,513	$253,661

Dividends and Payout Ratios
Regular common dividends declared	$65,276	$59,268	$185,071	$164,506

Dividend payout ratio as a percentage of FFO	69%	70%	72%	66%
Dividend payout ratio as a percentage of FFO excluding early extinguishment of debt	69%	70%	67%	66%

Notes:
1)    See Glossary of Terms.

Federal Realty Investment Trust
Market Data
September 30, 2015
	September 30,
	2015	2014
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	70,383	69,046
Market price per common share	$136.45	$118.46
Common equity market capitalization including operating partnership units	$9,603,760	$8,179,189

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$9,613,760	$8,189,189

Total debt (3)	2,532,825	2,364,936

Total market capitalization	$12,146,585	$10,554,125

Total debt to market capitalization at the current market price	21%	22%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	100%	99%
Variable rate debt	<1%	1%
	100%	100%
Notes:

1)	Amounts include 934,405 and 917,255 operating partnership units outstanding at September 30, 2015 and 2014, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts, from our consolidated balance sheet. It does not include $10.3 million at September 30, 2015 and 2014, which is the Trust's 30% share of the total mortgages payable of $34.4 million at September 30, 2015 and 2014 of the partnership with a discretionary fund created and advised by ING Clarion Partners.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
September 30, 2015
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(in thousands)
Minimum rents
Retail and commercial (1)	$127,564	$118,412	$377,565	$351,317
Residential	10,752	9,640	31,693	25,994
Cost reimbursements	36,272	32,842	110,694	102,459
Percentage rent	3,374	2,363	8,641	6,531
Other	3,600	2,855	10,019	8,387
Total rental income	$181,562	$166,112	$538,612	$494,688

Notes:

1)
Minimum rents include $1.9 million and $1.3 million for the three months ended September 30, 2015 and 2014, respectively, and $5.0 million and $3.5 million for the nine months ended September 30, 2015 and 2014, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.6 million for both the three months ended September 30, 2015 and 2014, respectively, and $1.9 million and $1.8 million for the nine months ended September 30, 2015 and 2014, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
September 30, 2015
	As of September 30, 2015
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (6)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
San Antonio Center (2)	1/1/2016	5.27%	$18,161
Plaza El Segundo	8/5/2017	6.33%	175,000
The Grove at Shrewsbury (East)	10/1/2017	5.82%	43,802
The Grove at Shrewsbury (West)	3/1/2018	6.38%	11,080
Rollingwood Apartments	5/1/2019	5.54%	21,823
29th Place	1/31/2021	5.91%	4,801
THE AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	74,720
Brook 35	7/1/2029	4.65%	11,500
Chelsea	1/15/2031	5.36%	6,920
Subtotal			420,512
Net unamortized premium			6,359
Total mortgages payable			426,871		4.50%

Notes payable
Unsecured fixed rate
Term loan (3)	11/21/2018	LIBOR + 0.90%	275,000
Various	Various through 2028	11.31%	5,807
Unsecured variable rate
Escondido (Municipal bonds) (4)	10/1/2016	0.04%	9,400
Revolving credit facility (5)	4/21/2017	LIBOR + 0.90%	—
Total notes payable			290,207		2.95%	(7)

Senior notes and debentures
Unsecured fixed rate
5.90% notes	4/1/2020	5.90%	150,000
2.55% notes	1/15/2021	2.55%	250,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
4.50% notes	12/1/2044	4.50%	450,000
Subtotal			1,744,200
Net unamortized discount			(80)
Total senior notes and debentures			1,744,120		3.98%

Capital lease obligations
Various	Various through 2106	Various	71,627		8.04%
Total debt and capital lease obligations			$2,532,825

Total fixed rate debt and capital lease obligations			$2,523,425	100%	4.07%
Total variable rate debt			9,400	<1%	1.32%	(7)
Total debt and capital lease obligations			$2,532,825	100%	4.06%	(7)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2015		2014		2015		2014
Operational Statistics
Excluding early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (8)(9)	4.51	x	4.02	x	4.32	x	3.83	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (8)(9)	4.51	x	3.86	x	4.18	x	3.78	x
Including early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (8)	4.51	x	4.02	x	3.52	x	3.83	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (8)	4.51	x	3.86	x	3.41	x	3.78	x

Notes:

1)	Mortgages payable do not include our 30% share ($10.3 million) of the $34.4 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.

2)	On November 2, 2015, this mortgage loan was repaid at par.

3)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 2.62% and thus, the loan is included in fixed rate debt.

4)
The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly, which would enable the bonds to be remarketed at 100% of their principal amount. The Escondido Promenade property is not encumbered by a lien.

5)
The maximum amount drawn under our revolving credit facility during the three and nine months ended September 30, 2015 was $324.0 million, and the weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 1.1% for the three and nine months ended September 30, 2015.

6)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note 7.

7)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had no balance on September 30, 2015. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 2.62% as the result of the interest rate swap agreements discussed in Note 3. The term loan is included in fixed rate debt.

8)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs, costs related to the early extinguishment of debt, and the portion of rent expense representing an interest factor. EBITDA includes a gain on sale of real estate of $11.5 million for the nine months ended September 30, 2015, and $4.4 million for the three and nine months ended September 30, 2014. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

9)
Fixed charges for the nine months ended September 30, 2015 exclude the $19.2 million early extinguishment of debt charge related to the make-whole premium paid as part of the early redemption of the 6.20% senior notes.

Federal Realty Investment Trust
Summary of Debt Maturities
September 30, 2015
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (4)
	(in thousands)
2015	$1,014	$18,096	(1)	$19,110		0.8%	0.8%	2.8%
2016	4,210	9,400		13,610		0.5%	1.3%	1.3%
2017	4,191	216,732	(2)	220,923		8.7%	10.0%	4.8%	(5)
2018	3,361	285,502		288,863		11.4%	21.4%	2.9%
2019	3,166	20,160		23,326		0.9%	22.3%	5.7%
2020	3,168	150,000		153,168		6.1%	28.4%	6.0%
2021	3,091	253,625		256,716		10.2%	38.6%	2.8%
2022	1,216	366,323		367,539		14.6%	53.2%	3.5%
2023	1,276	330,010		331,286		13.1%	66.3%	3.9%
2024	1,052	300,000		301,052		11.9%	78.2%	4.2%
Thereafter	20,253	530,700		550,953		21.8%	100.0%	4.9%
Total	$45,998	$2,480,548		$2,526,546	(3)	100.0%
Notes:

1)	2015 maturities include a mortgage loan which was repaid at par on November 2, 2015, prior to its original maturity date.

2)
Our $600.0 million unsecured revolving credit facility matures on April 21, 2017 subject to a one-year extension at our option. As of September 30, 2015, there was no balance outstanding on our revolving credit facility.

3)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net premium or discount on certain mortgage loans and senior notes as of September 30, 2015.

4)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

5)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
September 30, 2015

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

Santana Row - Lot 11	San Jose, CA	Addition of 6-story building with 234,500 square feet of office space and 670 parking spaces	8% - 8.5%	$110 - $120	$37	2017
The Point	El Segundo, CA	Addition of 90,000 square feet of retail and 25,000 square feet of office space	8%	$85	$75	2016
Westgate Center	San Jose, CA	Façade and interior mall renovation, addition of food court and pad site	9%	$21	$20	2014/2015
Tower Shops	Davie, FL	Addition of 50,000 square foot pad building	12%	$15	$10	2016
Congressional Plaza	Rockville, MD	New 48 unit rental apartment building	7%	$14	$10	2016
Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, and gas station	10%	$13	$13	Stabilized
Mercer Mall	Lawrenceville, NJ	Addition of 27,000 square feet of space including new in-line space, addition of bank pad and reconfiguration of existing pad site and anchor box	13%	$11	$11	Stabilized
Congressional Plaza	Rockville, MD	Conversion of office space into 39,000 square feet of retail anchor space to accommodate new tenant	9%	$7	$0	2016
Quince Orchard	Gaithersburg, MD	Property repositioning through demo of non-functional small shop space, creation of new anchor box, rightsizing of national office products tenant, and creation of new visible small shop space	21%	$7	$7	2015
East Bay Bridge	Emeryville, CA	Reconfigure two existing spaces consisting of 48,000 square feet to accommodate two new tenants, add two new restaurant tenants, and courtyard renovations	10%	$5	$4	2015
Willow Lawn	Richmond, VA	Construction of two new in-line retail spaces totaling 17,400 square feet	8%	$5	$1	2016
Santana Row	San Jose, CA	Addition of two retail kiosks and open air plaza upgrades	7%	$5	$0	2017
Flourtown	Flourtown, PA	New 75,000 square foot grocer and new 38,000 square foot movie theater	14%	$4	$4	Stabilized
Eastgate	Chapel Hill, NC	New 7,400 square foot multi-tenant pad building on site of existing gas station	8%	$4	$0	2017
The AVENUE at White Marsh	White Marsh, MD	Addition of two new pad sites totaling 13,000 square feet and a drive up ATM	11%	$3	$2	2016
Mercer Mall	Lawrenceville, NJ	Demolition of existing 3,000 square foot pad building to allow for construction of a multi-restaurant pad building totaling 5,600 square feet	10%	$2	$0	2016
Pentagon Row	Arlington, VA	Ice rink expansion and 1,500 square feet of new retail space	9%	$2	$2	2015
Wynnewood	Wynnewood, PA	Conversion of obsolete 2nd floor office space to residential	8%	$2	$2	2015
Third Street Promenade	Santa Monica, CA	Building modified to convert second floor space to office to accommodate new first floor retail and second floor office tenants	25%	$1	$1	Stabilized
Troy	Parsippany, NJ	New 4,000 square foot pad building	20%	$1	$1	Stabilized
Brick Plaza	Brick, NJ	New restaurant pad building	30%	$1	$1	Stabilized
Finley Square	Downers Grove, IL	New 2,000 square foot pad building	18%	$1	$1	Stabilized
Total Active Redevelopment projects (4)			9%	$319 - $329	$202

Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Pike & Rose and Assembly Row
September 30, 2015

Property (1)	Location	Opportunity	Projected ROI (2)		Total Cost (3)		Costs to Date		Anticipated Stabilization	Expected Opening Timeframe
					(in millions)		(in millions)
Phases delivered or delivering in 2015

Pike & Rose - Phase I	North Bethesda, MD	Phase I consists of 493 residential units, 157,000 square feet of retail, and 79,000 square feet of office space.	7%		$265 - $270	(4)	$253		2015/2016
•174 unit residential building opened in late June 2014 and achieved stabilized occupancy in Q1 2015
•137,000 sf of retail open as of 9/30/15; retail 100% leased. Remaining retail to open in Q4 2015/ Q1 2016.
•40,000 sf of office space delivered as of 9/30/15; 70% leased; 100% leased/under LOI
•319 unit residential building initially opened in July 2015 with delivery of units through Q2 2016. Expected to achieve stabilized occupancy in Q4 2016.

Assembly Row - Phase I	Somerville, MA	Initial phase consists of 445 residential units (by AvalonBay), in addition to 98,000 square feet of office space and approximately 331,000 square feet of retail space (including a restaurant pad site). A new Orange Line T-Stop has been constructed by Massachusetts Bay Transit Authority, as part of Phase I.	5% - 6%	(5)	$194 - $196		$188	(5)	2015/2016	•Retail 97% open and 100% leased as of 9/30/15 •33,000 sf of office space delivered as of 9/30/15; 100% leased •T Station opened September 2014
		Total Phases delivered or delivering in 2015	6% - 7%		$459 - $466		$441

Phases commencing in 2015/2016

Pike & Rose - Phase II	North Bethesda, MD	Ground up mixed use development. Phase II consists of 190,000 square feet of retail, 272 residential units, and a 177 room hotel. Added pre-leased auto dealership building.	7% - 8%		$200 - $207		$41		2018/2019	Projected opening - late 2017/2018
	North Bethesda, MD	104 for-sale condominium units	-	(6)	$53 - $58		$9
Assembly Row - Phase II	Somerville, MA	Second phase of development consists of 167,000 square feet of retail, 447 residential units, and a 155 room boutique hotel. Additionally, there will be approximately 700,000 square feet of office space constructed by Partners HealthCare.	7%	(5)	$270 - $285		$67		2018/2019	Projected opening - late 2017/2018
	Somerville, MA	117 for-sale condominium units	-	(6)	$62 - $67		$8
		Total Phases commencing in 2015/2016	7% - 7.5%	(6)	$585 - $617		$125
Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), anticipated stabilization, and significant tenants for centers under development are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Trust. Refer to the Trust's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

(2)	Projected ROI for development projects reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(3)	Projected costs include an allocation of infrastructure costs for the entire project.
(4)	Includes costs of which we have claims for recovery against 3rd parties.
(5)
Costs are net of expected reimbursement by third parties and land sale proceeds from expected exercise of option. Phase II total costs include our 50% share of the costs of our investment in the hotel.

(6)	Condominiums shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; condominiums are assumed to be sold at cost.

Federal Realty Investment Trust
Future Redevelopment Opportunities
September 30, 2015

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Bethesda Row	Bethesda, MD	Fresh Meadows	Queens, NY
	Dedham Plaza	Dedham, MA	Melville Mall	Huntington, NY
	Escondido Promenade	Escondido, CA	Mercer Mall	Lawrenceville, NJ
	Federal Plaza	Rockville, MD	Pan Am	Fairfax, VA
	Flourtown	Flourtown, PA	Wildwood	Bethesda, MD

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into additional retail GLA.
	Assembly Row	Somerville, MA	Fresh Meadows	Queens, NY
	Barracks Road	Charlottesville, VA	Melville Mall	Huntington, NY
	Bethesda Row	Bethesda, MD	Montrose Crossing	Rockville, MD
	CocoWalk	Miami, FL	Northeast	Philadelphia, PA
	Crossroads	Highland Park, IL	Third Street Promenade	Santa Monica, CA
	Darien	Darien, CT	Wildwood	Bethesda, MD
	Del Mar Village	Boca Raton, FL

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Village at Shirlington	Arlington, VA
	Graham Park Plaza	Falls Church, VA	Towson land parcel	Towson, MD
	Leesburg Plaza	Leesburg, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	San Antonio Center	Mountain View, CA
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Winchester Theater site	San Jose, CA
	Pike & Rose (2)	North Bethesda, MD

Notes:
(1)	Assembly Row	Remaining entitlements after Phase II include approximately 2 million square feet of commercial-use buildings and 834 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase II include approximately 1 million square feet of commercial-use buildings, and 736 residential units.
(3)	Santana Row
Current remaining entitlements for this property include 348 residential units and 69,000 square feet of commercial space for retail and office. We received preliminary approval for entitlements for an additional 566,000 square feet of commercial space.

Federal Realty Investment Trust
2015 Significant Acquisitions & Disposition
September 30, 2015

2015 Significant Acquisitions
Date	Property	City/State	GLA	Purchase Price		Principal Tenants
			(in square feet)	(in millions)
January 2015	San Antonio Center	Mountain View, CA	376,000	$62.2	(1)	Walmart / Kohl's / Trader Joe's / 24 Hour Fitness
May 4, 2015	CocoWalk	Miami, Florida	198,000	$87.5	(2)	Cinepolis Theaters / Gap / Youfit Health Club
October 1, 2015	The Shops at Sunset Place	South Miami, Florida	515,000	$110.2	(3)	AMC Theatres / L.A. Fitness / Barnes & Noble

(1) Our effective interest approximates 80% and was funded by the assumption of our share of $19 million of mortgage debt, 58,000 downREIT operating partnership units, and approximately $27 million of cash.

(2) The acquisition was completed through a newly formed entity for which we own a preferred interest and an 80% common interest.
(3) The acquisition was completed through a newly formed entity for which we own an 85% interest. The transaction included the assumption of our share of $71 million of mortgage debt that has a stated rate of 5.6% and matures on September 1, 2020.

2015 Significant Disposition
Date	Property	City/State	GLA	Sales Price	Gain on Sale
			(in square feet)	(in millions)	(in millions)
April 24, 2015	Houston Street	San Antonio, TX	172,000	$46.1	$11.5

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2015
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	$224,083	$—	533,000	99%	40,000	Giant Food	Apple Computer / Barnes & Noble / Equinox / Landmark Theater
Congressional Plaza	(3)	Washington, DC-MD-VA	1965	88,218		325,000	85%	25,000	The Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,722		35,000	67%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967/1972	13,018		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	65,884		248,000	99%	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington, DC-MD-VA	2001	37,518		119,000	100%			DSW / Maggiano's / Nordstrom Rack / Marshalls
Gaithersburg Square		Washington, DC-MD-VA	1993	26,545		207,000	92%			Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore
Graham Park Plaza		Washington, DC-MD-VA	1983	34,156		260,000	93%	58,000	Giant Food	L.A. Fitness / Stein Mart
Idylwood Plaza		Washington, DC-MD-VA	1994	16,734		73,000	100%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	54,190		389,000	79%	61,000	Giant Food	L.A. Fitness / Marshalls
Leesburg Plaza		Washington, DC-MD-VA	1998	35,959		236,000	94%	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Montrose Crossing	(3)	Washington, DC-MD-VA	2011/2013	153,570	74,720	366,000	99%	73,000	Giant Food	Marshalls / Sports Authority / Barnes & Noble / A.C. Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	2003/2006	82,632		569,000	97%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples / DSW
Old Keene Mill		Washington, DC-MD-VA	1,976	6,389		92,000	84%	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,806		227,000	100%	65,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	97,844		299,000	86%	45,000	Harris Teeter	Bed, Bath & Beyond / DSW
Pike & Rose	(4)	Washington, DC-MD-VA	1982/2007/2012	351,493		188,000	100%			iPic Theaters / Sport & Health / Gap / Gap Kids
Pike 7 Plaza		Washington, DC-MD-VA	1997	41,653		164,000	99%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	34,379		267,000	96%	19,000	Aldi	L.A. Fitness / HomeGoods / Staples
Rockville Town Square	(6)	Washington, DC-MD-VA	2006-2007	50,027	4,496	187,000	92%			CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	10,129	21,823	N/A	98%
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,518		49,000	86%			Petco
Tower Shopping Center		Washington, DC-MD-VA	1998	21,375		112,000	91%	26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington, DC-MD-VA	1978	4,598		49,000	96%	11,000	Trader Joe's
Village at Shirlington	(6)	Washington, DC-MD-VA	1995	59,995	6,527	265,000	95%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,767		84,000	97%	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,575,202		5,487,000	94%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	25,647		265,000	96%	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	40,648		294,000	100%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg		Philadelphia, PA-NJ	1992	34,596		268,000	97%	47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	16,555		156,000	97%	75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia, PA-NJ	1985	21,755		219,000	92%	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	32,182		364,000	96%	53,000	Acme Markets	Kaplan Career Institute / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	24,829		288,000	87%			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,926		124,000	87%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	29,975		211,000	99%			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	41,722		251,000	100%	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area		282,835		2,440,000	95%
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996/1998	17,999		69,000	100%			Pottery Barn / Banana Republic

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2015
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Crow Canyon Commons		San Ramon, CA	2005/2007	88,070		241,000	98%	32,000	Sprouts	Rite Aid / Sports Authority
East Bay Bridge		San Francisco-Oakland-Fremont, CA	2012	174,864		438,000	99%	59,000	Pak-N-Save	Home Depot / Michaels / Target / Nordstrom Rack
Escondido Promenade	(3)	San Diego, CA	1996/2010	47,086		298,000	98%			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Hermosa Avenue		Los Angeles-Long Beach, CA	1997	5,905		24,000	100%
Hollywood Blvd	(3)	Los Angeles-Long Beach, CA	1999	47,017		180,000	100%	15,000	Fresh & Easy	DSW / L.A. Fitness / Marshalls / La La Land
Kings Court	(5)	San Jose, CA	1998	11,610		80,000	100%	25,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	37,804		95,000	97%			Anthropologie / Banana Republic / Gap
Plaza El Segundo/The Point	(3) (7)	Los Angeles-Long Beach, CA	2011/2015	268,176	175,000	428,000	98%	66,000	Whole Foods	Anthropologie / Best Buy / Container Store / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	720,290		651,000	99%			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia / H&M
San Antonio Center	(3) (5)	San Francisco-Oakland-San Jose, CA	2015	72,532	18,161	376,000	96%	11,000	Trader Joe's	Kohl's / Wal-mart / 24 Hour Fitness / Jo-Ann Stores
Third Street Promenade		Los Angeles-Long Beach, CA	1996-2000	78,476		209,000	100%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate Center		San Jose, CA	2004	144,836		643,000	98%	38,000	Walmart Neighborhood Market	Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack / Nike Factory / J. Crew / Gap Factory Store
150 Post Street		San Francisco, CA	1997	36,549		105,000	83%			H&M
		Total California		1,751,214		3,837,000	98%
NY Metro / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	61,169		422,000	90%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Brook 35	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	46,773	11,500	98,000	98%			Ann Taylor / Banana Republic / Coach / Williams-Sonoma
Darien		New Haven-Bridgeport-Stamford-Waterbury	2013	48,326		95,000	97%	45,000	Stop & Shop	Equinox
Fresh Meadows		New York, NY	1997	80,329		404,000	100%	15,000	Island of Gold	AMC Loews / Kohl's / Michaels / Modell's
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	14,039		36,000	100%			Saks Fifth Avenue
Hauppauge		Nassau-Suffolk, NY	1998	28,494		134,000	99%	61,000	Shop Rite	A.C. Moore
Huntington		Nassau-Suffolk, NY	1988/2007	43,834		279,000	100%			Buy Buy Baby / Bed, Bath & Beyond / Michaels / Nordstrom Rack
Huntington Square		Nassau-Suffolk, NY	2010	12,206		74,000	93%			Barnes & Noble
Melville Mall		Nassau-Suffolk, NY	2006	72,766		247,000	76%	54,000	Waldbaum's	Dick’s Sporting Goods / Marshalls / Macy's Backstage
Mercer Mall	(6)	Trenton, NJ	2003	118,745	55,697	523,000	99%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan / Nordstrom Rack / REI
The Grove at Shrewsbury	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	121,730	54,882	192,000	98%			Lululemon / Brooks Brothers / Anthropologie / Pottery Barn / J. Crew / Banana Republic / Williams-Sonoma
Troy		Newark, NJ	1980	30,012		211,000	98%	64,000	Pathmark	L.A. Fitness
		Total NY Metro/New Jersey		678,423		2,715,000	95%
New England
Assembly Row / Assembly Square Marketplace	(4)	Boston-Cambridge-Quincy, MA-NH	2005-2011, 2013	461,463		696,000	100%			AMC Theatres / LEGOLAND Discovery Center / Saks Fifth Avenue Off 5th / J. Crew / Nike Factory / Bed, Bath & Beyond / TJ Maxx / Legal on the Mystic
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	42,729	6,920	222,000	100%	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	35,069		241,000	93%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	147,029		223,000	95%	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,367		48,000	100%	48,000	Stop & Shop

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2015
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	18,081		149,000	100%	50,000	Hannaford	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	15,013		168,000	100%	55,000	Super Stop & Shop	Kmart
		Total New England		728,751		1,747,000	98%
Baltimore
Governor Plaza		Baltimore, MD	1985	27,038		243,000	100%	16,500	Aldi	Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	30,340		395,000	100%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores / Micro Center
THE AVENUE at White Marsh	(5)	Baltimore, MD	2007	99,611	52,705	297,000	99%			AMC Loews / Old Navy / Barnes & Noble / A.C. Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,442		32,000	100%
White Marsh Plaza		Baltimore, MD	2007	25,151		80,000	96%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	36,921		73,000	98%
		Total Baltimore		236,503		1,120,000	99%
Chicago
Crossroads		Chicago, IL	1993	31,088		168,000	98%			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	34,434		315,000	91%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart / Michaels
Garden Market		Chicago, IL	1994	12,710		140,000	100%	63,000	Mariano's Fresh Market	Walgreens
North Lake Commons		Chicago, IL	1994	16,420		129,000	85%	77,000	Jewel Osco
		Total Chicago		94,652		752,000	93%
South Florida
Cocowalk	(3)	Miami-Ft Lauderdale	2015	96,263		212,000	81%			Cinepolis Theaters / Gap / Youfit Health Club
Courtyard Shops		Miami-Ft Lauderdale	2008	41,056		130,000	96%	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008/2014	60,125		196,000	74%	44,000	Winn Dixie	CVS
Tower Shops		Miami-Ft Lauderdale	2011/2014	92,718		376,000	98%			Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx / Ulta
		Total South Florida		290,162		914,000	89%
Other
Barracks Road		Charlottesville, VA	1985	60,617		497,000	98%	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	29,698		266,000	92%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	27,909		153,000	92%	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	19,452		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(6)	Lancaster, PA	1980	13,551	4,907	127,000	97%	75,000	Giant Food	Michaels
29th Place		Charlottesville, VA	2007	40,456	4,801	169,000	98%			DSW / HomeGoods / Staples / Stein Mart
Willow Lawn		Richmond-Petersburg, VA	1983	87,421		445,000	93%	66,000	Kroger	Old Navy / Staples / Ross Dress For Less
		Total Other		279,104		1,874,000	96%

Grand Total				$5,916,846	$492,139	20,886,000	96%

Notes:
(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	The Trust has a controlling financial interest in this property.
(4)	Portion of property is currently under development. See further discussion in the Pike & Rose and Assembly Row schedule.
(5)
All or a portion of the property is owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	All or a portion of property subject to capital lease obligation.
(7)	Includes a 100% owned, 8.1 acre land parcel being used for The Point redevelopment.

Federal Realty Investment Trust
Retail Leasing Summary (1)
September 30, 2015

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2015	76	100%	478,411	$26.98	$22.69	$2,051,021	19%	33%	8.0	$10,113,482	$21.14	(7)
2nd Quarter 2015	77	100%	296,946	$30.41	$26.36	$1,203,298	15%	25%	7.9	$8,780,682	$29.57	(7)
1st Quarter 2015	75	100%	249,295	$37.50	$33.70	$947,399	11%	22%	7.1	$5,721,362	$22.95
4th Quarter 2014	70	100%	306,860	$33.27	$27.76	$1,691,334	20%	32%	6.9	$3,414,377	$11.13	(7)
Total - 12 months	298	100%	1,331,512	$31.16	$26.74	$5,893,052	17%	28%	7.5	$28,029,903	$21.05

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2015	36	47%	106,574	$47.91	$42.13	$615,619	14%	32%	9.9	$6,248,270	$58.63	(7)
2nd Quarter 2015	35	45%	147,114	$30.96	$26.98	$585,589	15%	29%	9.3	$6,812,702	$46.31	(7)
1st Quarter 2015	27	36%	100,934	$40.69	$35.13	$560,791	16%	23%	9.0	$5,563,472	$55.12
4th Quarter 2014	16	23%	125,838	$24.62	$15.62	$1,131,869	58%	65%	10.7	$3,323,715	$26.41	(7)
Total - 12 months	114	38%	480,460	$35.10	$29.08	$2,893,868	21%	34%	9.7	$21,948,159	$45.68

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2015	40	53%	371,837	$20.98	$17.12	$1,435,402	23%	33%	6.7	$3,865,212	$10.39
2nd Quarter 2015	42	55%	149,832	$29.87	$25.75	$617,709	16%	21%	6.4	$1,967,980	$13.13
1st Quarter 2015	48	64%	148,361	$35.34	$32.73	$386,608	8%	21%	5.6	$157,890	$1.06
4th Quarter 2014	54	77%	181,022	$39.28	$36.19	$559,465	9%	22%	5.3	$90,662	$0.50
Total - 12 months	184	62%	851,052	$28.94	$25.42	$2,999,184	14%	25%	6.0	$6,081,744	$7.15

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2015					95	560,884		$28.92	8.3	$12,254,941	$21.85
2nd Quarter 2015					85	313,887		$31.66	8.1	$11,268,961	$35.90
1st Quarter 2015					86	279,586		$38.88	7.4	$7,500,950	$26.83
4th Quarter 2014					83	343,896		$34.55	7.4	$7,636,392	$22.21
Total - 12 months					349	1,498,253		$32.65	7.8	$38,661,244	$25.80

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $0.5 million ($0.72 per square foot) in 3rd Quarter 2015, $0.5 million ($1.20 per square foot) in 2nd Quarter 2015, and $0.4 million ($0.86 per square foot) in 4th Quarter 2014 of the Tenant Improvements & Incentives are for properties under active redevelopment (e.g. Westgate Center, Willow Lawn, East Bay Bridge) and are included in the Projected Cost for those projects on the Summary of Redevelopment Opportunities.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq Ft and Weighted Average Lease Term columns include information for leases signed at our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq Ft columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Pike & Rose and Assembly Row schedule.

Federal Realty Investment Trust
Lease Expirations
September 30, 2015

Assumes no exercise of lease options

	Anchor Tenants (1)				Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)		Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2015	56,000	0%	$31.40		281,000	4%	$26.50	338,000	2%	$27.31
2016	370,000	3%	$23.24		793,000	10%	$35.85	1,164,000	6%	$31.84
2017	1,415,000	12%	$17.78		1,195,000	15%	$35.99	2,609,000	13%	$26.12
2018	1,361,000	11%	$14.75		1,002,000	13%	$39.98	2,363,000	12%	$25.44
2019	1,858,000	16%	$18.62	(5)	800,000	10%	$38.33	2,657,000	13%	$24.55
2020	1,093,000	9%	$15.62	(5)	969,000	12%	$36.69	2,062,000	10%	$25.53
2021	1,259,000	11%	$17.99		631,000	8%	$38.38	1,890,000	10%	$24.79
2022	862,000	7%	$16.91		431,000	5%	$41.70	1,293,000	6%	$25.17
2023	444,000	4%	$21.79	(5)	475,000	6%	$38.25	918,000	5%	$30.30
2024	519,000	4%	$17.25		488,000	6%	$43.22	1,007,000	5%	$29.84
Thereafter	2,689,000	23%	$20.12		839,000	11%	$38.10	3,528,000	18%	$24.39
Total (3)	11,926,000	100%	$18.21		7,904,000	100%	$37.77	19,829,000	100%	$26.01

Assumes all lease options are exercised

	Anchor Tenants (1)				Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)		Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2015	—	0%	$—		243,000	3%	$26.28	243,000	1%	$26.28
2016	62,000	0%	$21.19		483,000	6%	$38.20	544,000	3%	$36.27
2017	229,000	2%	$25.55		647,000	8%	$38.32	876,000	4%	$34.99
2018	196,000	2%	$16.07		528,000	7%	$42.58	724,000	4%	$35.40
2019	453,000	4%	$20.71		486,000	6%	$40.08	939,000	5%	$30.74
2020	161,000	1%	$23.06		586,000	8%	$35.27	746,000	4%	$32.63
2021	356,000	3%	$22.91		501,000	6%	$39.26	857,000	4%	$32.47
2022	155,000	1%	$25.84		501,000	6%	$35.26	656,000	3%	$33.04
2023	348,000	3%	$16.81		444,000	6%	$39.81	792,000	4%	$29.72
2024	355,000	3%	$17.66		391,000	5%	$43.18	747,000	4%	$31.03
Thereafter	9,611,000	81%	$17.64	(5)	3,094,000	39%	$36.98	12,705,000	64%	$22.35
Total (3)	11,926,000	100%	$18.21		7,904,000	100%	$37.77	19,829,000	100%	$26.01

Notes:
(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of September 30, 2015.
(3)	Represents occupied square footage as of September 30, 2015
(4)	Individual items may not add up to total due to rounding.
(5)
We have entered into an agreement to acquire three A&P leases totaling 184,000 square feet of GLA that have initial expirations in 2019, 2020 and 2023. On average, the minimum rent per square foot for the three spaces is $11.64.

Federal Realty Investment Trust
Portfolio Leased Statistics
September 30, 2015

Overall Portfolio Statistics (1)	At September 30, 2015			At September 30, 2014

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	20,886,000	19,947,000	95.5%	20,056,000	19,172,000	95.6%

Residential Properties (units)	1,541	1,471	95.5%	1,500	1,391	92.7%

Same Center Statistics (1)	At September 30, 2015			At September 30, 2014

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (5) (sf)	16,537,000	15,873,000	96.0%	16,520,000	15,908,000	96.3%

Residential Properties (units)	1,114	1,067	95.8%	1,114	1,056	94.8%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)	At September 30, 2015 leased percentage was 98.5% for anchor tenants and 91.3% for small shop tenants.
(4)	Occupied percentage was 95.1% and 94.7% at September 30, 2015 and 2014, respectively, and same center occupied percentage was 95.6% and 95.8% at September 30, 2015 and 2014, respectively.
(5)	Excludes properties purchased, sold or under redevelopment or development.

Federal Realty Investment Trust
Summary of Top 25 Tenants
September 30, 2015

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (4)	Tenant GLA	Percentage of Total GLA (4)	Number of Stores Leased

1	Ahold USA, Inc.	$15,304,000	2.97%	898,000	4.30%	15
2	Bed, Bath & Beyond, Inc.	$12,805,000	2.48%	736,000	3.52%	20
3	TJX Companies, The	$12,472,000	2.42%	767,000	3.67%	23
4	Gap, Inc., The	$11,876,000	2.30%	345,000	1.65%	24
5	L.A. Fitness International LLC	$7,669,000	1.49%	340,000	1.63%	8
6	CVS Corporation	$7,416,000	1.44%	189,000	0.90%	16
7	DSW, Inc	$6,105,000	1.18%	214,000	1.02%	10
8	Home Depot, Inc.	$5,512,000	1.07%	438,000	2.10%	5
9	Best Buy Stores, L.P.	$5,483,000	1.06%	188,000	0.90%	5
10	Michaels Stores, Inc.	$5,189,000	1.01%	286,000	1.37%	12
11	Barnes & Noble, Inc.	$5,117,000	0.99%	214,000	1.02%	8
12	Bank of America, N.A.	$4,952,000	0.96%	103,000	0.49%	20
13	Nordstrom, Inc.	$4,808,000	0.93%	195,000	0.93%	5
14	Whole Foods Market, Inc.	$4,425,000	0.86%	167,000	0.80%	4
15	Dick's Sporting Goods, Inc.	$4,375,000	0.85%	206,000	0.99%	5
16	AMC Entertainment Inc.	$4,248,000	0.82%	229,000	1.10%	5
17	Riverbed Technology, Inc.	$3,837,000	0.74%	83,000	0.40%	2
18	Staples, Inc.	$3,800,000	0.74%	178,000	0.85%	9
19	Ross Stores, Inc.	$3,772,000	0.73%	208,000	1.00%	7
20	AB Acquisition LLC (Acme, Safeway)	$3,648,000	0.71%	404,000	1.93%	8
21	Kroger Co., The	$3,528,000	0.68%	311,000	1.49%	7
22	Sports Authority Inc., The	$3,418,000	0.66%	194,000	0.93%	5
23	Wells Fargo Bank, N.A.	$3,360,000	0.65%	51,000	0.24%	14
24	Dress Barn, Inc., The	$3,297,000	0.64%	133,000	0.64%	19
25	PetSmart, Inc.	$3,275,000	0.63%	150,000	0.72%	6
	Totals - Top 25 Tenants	$149,691,000	29.01%	7,227,000	34.60%	262

	Total: (1)	$516,056,000	(2)	20,886,000	(3)	2,716

Notes:
(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis including adjustments for concessions) minimum rent for all occupied spaces as of September 30, 2015
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
September 30, 2015

The following table provides a reconciliation of the range of earnings per diluted share to estimated FFO per diluted share for the full year 2015 and 2016. Estimates do not include the impact from potential acquisitions or dispositions which have not closed as of November 4, 2015.

	2015 Guidance

	Low	High
Net income available to common shareholders, per diluted share	$2.79	$2.82
Adjustments:
Gain on sale of real estate	(0.16)	(0.16)
Depreciation and amortization of real estate & joint venture real estate assets	2.19	2.19
Amortization of initial direct costs of leases	0.20	0.20
All other amounts	0.01	0.01
FFO per diluted share	$5.03	$5.06
Early extinguishment of debt, net of allocation to unvested shares	0.27	0.27
FFO per diluted share excluding early extinguishment of debt	$5.30	$5.33

	2016 Guidance

	Low	High
Net income available to common shareholders, per diluted share	$3.12	$3.18
Adjustments:
Depreciation and amortization of real estate & joint venture real estate assets	2.31	2.31
Amortization of initial direct costs of leases	0.22	0.22
All other amounts	0.00	0.00
FFO per diluted share	$5.65	$5.71

Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture
September 30, 2015
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(in thousands)
CONSOLIDATED INCOME STATEMENTS
Revenues
Rental income	$4,115	$4,358	$13,110	$13,821
Other property income	10	76	32	100
	4,125	4,434	13,142	13,921
Expenses
Rental	806	627	3,183	2,911
Real estate taxes	500	531	1,494	1,747
Depreciation and amortization	1,290	1,304	3,749	4,381
	2,596	2,462	8,426	9,039
Operating income	1,529	1,972	4,716	4,882
Interest expense	(515)	(617)	(1,551)	(2,237)
Net income before gain on sale of real estate	1,014	1,355	3,165	2,645
Gain on sale of real estate	—	14,507	—	14,507
Net income	$1,014	$15,862	$3,165	$17,152

			September 30,	December 31,
			2015	2014
			(in thousands)
CONSOLIDATED BALANCE SHEETS
ASSETS
Real estate, at cost			$188,570	$187,507
Less accumulated depreciation and amortization			(41,855)	(38,304)
Net real estate			146,715	149,203
Cash and cash equivalents			4,941	2,864
Other assets			6,191	5,346
TOTAL ASSETS			$157,847	$157,413

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Mortgages payable			$34,385	$34,385
Other liabilities			2,865	3,673
Total liabilities			37,250	38,058
Partners' capital			120,597	119,355
TOTAL LIABILITIES AND PARTNERS' CAPITAL			$157,847	$157,413

Federal Realty Investment Trust
Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture
September 30, 2015
			Stated Interest Rate as of September 30, 2015

		Maturity			Balance
					(in thousands)
Mortgage Loans
Secured Fixed Rate
Barcroft Plaza		7/1/2016	5.99%	(a)	$20,785
Greenlawn Plaza		7/1/2016	5.90%		13,600
		Total Fixed Rate Debt			$34,385

Debt Maturities
(in thousands)
Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2015	—	—	—		—%	—%
2016	—	34,385	34,385		100.0%	100.0%
Total	$—	$34,385	$34,385		100.0%

Notes:
(a)
The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust
Real Estate Status Report - 30% Owned Joint Venture
September 30, 2015
Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage Obligation	GLA	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$35,013	$20,785	100,000	81%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	67,130		279,000	94%	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	22,331		96,000	92%			CVS
	Total Washington Metropolitan Area		124,474		475,000	91%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,854	13,600	106,000	93%	46,000	Waldbaum's	Tuesday Morning
	Total New York / New Jersey		20,854		106,000	93%
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	20,209		123,000	90%	64,000	Stop & Shop
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,033		116,000	100%	46,000	Roche Bros.	Burlington Coat Factory
	Total New England		43,242		239,000	95%
Grand Totals			$188,570	$34,385	820,000	92%

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2015 and 2014 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(in thousands)
Net income	$54,550	$49,049	$148,426	$135,010
Depreciation and amortization	43,718	42,660	128,373	127,403
Interest expense	21,733	23,422	69,346	69,772
Early extinguishment of debt	—	—	19,072	—
Other interest income	(6)	(2)	(109)	(45)
EBITDA	119,995	115,129	365,108	332,140
Gain on sale of real estate	—	(4,401)	(11,509)	(4,401)
Adjusted EBITDA	$119,995	$110,728	$353,599	$327,739

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

In addition to FFO, we have also included FFO excluding the "early extinguishment of debt" charge which relates to the early redemption of our 6.20% senior notes in 2015. We believe the unusual nature of this charge, being a make-whole payment on the remaining principal and interest on the redeemed notes, is worthy of separate evaluation and consequently have provided both relevant metrics.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.